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                                                                     EXHIBIT 3.3


                                                        STATE OF DELAWARE
                                                       SECRETARY OF STATE
                                                    DIVISION OF CORPORATIONS
                                                     FILED 09:00 AM 11/16/1994
                                                         944221488 - 2439310


                     RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                          JOHN Q. HAMMONS HOTELS, INC.


                  John Q. Hammons Hotels, Inc., a corporation organized on September 29, 1994 and existing under and by virtue of the General Corporation Law of the State of Delaware (the "Corporation"), does hereby certify that in accordance with the requirements of Sections 241 and 245 of the General Corporation Law of the State of Delaware, the Board of Directors of the Corporation by unanimous written consent on November 16, 1994 approved and adopted the following resolution:

                  RESOLVED, that the Board of Directors hereby declares it advisable and in the best interest of the Corporation that the Certificate of Incorporation of the Corporation be amended and restated in its entirety to read as follows:

1. NAME.

         The name of the Corporation is John Q. Hammons Hotels, Inc.

2. REGISTERED OFFICE AND AGENT.

         The registered office of the Corporation shall be located at 1209 Orange Street, Wilmington, Delaware 19801 in the Country of New Castle. The registered agent of the Corporation at such address shall be The Corporation Trust Company.

3. PURPOSE AND POWERS.

         The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the Delaware General Corporation Law. The Corporation shall have all power necessary or helpful to engage in such acts and activities.

4. CAPITAL STOCK.

        4.1. AUTHORIZED SHARES.

         The total number of shares of all classes of stock that the Corporation shall have the authority to issue is 43,000,000 shares, consisting of the following: 2,000,000 shares of Preferred Stock, having a par value of $0.01 per share ("Preferred Stock"): 40,000,000 shares of Class A Common Stock, having a par value of $0.01 per share ("Class A Common Stock"); and 1,000,000 shares of Class B Common Stock, having a par value of $0.01 per share ("Class B Common Stock"). (The Class A Common Stock and Class B Common Stock are referred to collectively as the "Common Stock.") The Board of Directors is expressly authorized to provide for the classification and reclassification of any unissued shares of Preferred Stock and the issuance thereof in one or more classes or series without the approval of the stockholders of the Corporation.


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         4.2. COMMON STOCK.

                  (a) RELATIVE RIGHTS.

         The Common Stock shall be subject to all of the rights, privileges, preferences and priorities of the Preferred Stock as set forth in the certificate of designations filed to establish the respective series of Preferred Stock. Except as provided in this Section 4.2. each share of Class A Common Stock and Class B Common Stock shall have the same relative rights as and be identical in all respects as to all matters.

                  (b) VOTING RIGHTS.

        (i) Each holders of shares of Class A Common Stock and Class B Common Stock shall be entitled to attend all special and annual meetings of the stockholders of the Corporation. On all matters upon which stockholders are entitled or permitted to vote, each holder of Class A Common Stock shall be entitled to cast one vote in person or by proxy for each outstanding shares of Class A Common Stock in such holders name on the transfer books of the Corporation, and each holder of Class B Common Stock shall be entitled to cast fifty (50) votes in person or by proxy for each outstanding share of Class B Common Stock in such holder's name on the transfer books of the Corporation. Notwithstanding the preceding sentence, following the Special Voting Period (as defined below), each holder of Class B Common Stock shall be entitled to cast one (1) vote in person or by proxy for each outstanding share of Class B Common Stock in such holder's name on the transfer books of the Corporation. Except as otherwise provided in this Restated Certificate of Incorporation or by applicable law, the holders of shares of Class A Common Stock and Class B Common Stock shall vote together as a single class, subject to any voting rights which may be granted to holders of Preferred Stock. For purposes of this Restated Certificate of Incorporation. "Special Voting Period" shall mean during the lifetime of Mr. John Q. Hammons and for 12 months thereafter.

         (ii) Notwithstanding the foregoing, during the Special Voting Period a vote of a majority of the outstanding shares of Common Stock, voting together as a single class, with each holder of Class A Common Stock and each holder of Class B Common Stock entitled to cast one vote per share, is required to authorize the Corporation in its capacity as general partner, to elect to dissolve John Q. Hammonds Hotels, L.P., a Delaware limited partnership.



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                  (c) DIVIDENDS.

         Whenever there shall have been paid or declared and set aside for payment, to the holders of shares of any class of stock having preference over the Common Stock as to the payment of dividends, the full amount of dividends and of sinking fund or retirement payments, if any, to which such holders are respectively entitled in preference to the Common Stock, then the holders of record of the Class A Common Stock and Class B Common Stock, and any class or series of stock entitled to participate therewith as to dividends, shall be entitled to receive dividends, when, as, and if declared by the Board of Directors, out of any assets legally available for the payment of dividends thereon: provided that no dividend may be declared and paid to the holders of the Class A Common Stock unless at the same time the Board of Directors shall also declare and pay to the holders of the Class B Common Stock a per share dividend equal to and subject to the next sentence, in the same form as the dividend declared and paid to the holders of the Class A Common Stock, and vice versa. Common stock dividends declared on Class A Common Stock shall be payable in Class A Common Stock; common stock dividends declared on Class B Common Stock shall be payable in Class B Common Stock.

                  (d) DISSOLUTION, LIQUIDATION, WINDING UP.

         In the event of any dissolution, liquidation or winding up of the Corporation, whether voluntary or involuntary, the holders of record of the Class A Common Stock then outstanding and the holders of record of the Class B Common Stock then outstanding, and all holders of any class or series of stock entitled to participate therewith, in whole or in part, as to distribution of assets, shall become entitled to participate in the distribution of any assets of the Corporation remaining after the Corporation shall have paid, or set aside for payment, to the holders of any class of stock having preference over the Common Stock in the event of dissolution, liquidation or winding up, the full preferential amounts (if any) to which they are entitled, and shall have paid or provided for payment of all debts and liabilities of the Corporation.

                  (e) CONVERSION.

         Each share of Class B Common Stock may, at the option of the holder thereof, at any time, be converted into one fully paid and non assessable share of Class A Common Stock. In addition, each share of Class B Common Stock will automatically be converted into one fully paid and non assessable share of Class A Common Stock immediately after the Special Voting Period or at any time that more than one third of Class B Common Stock issued and outstanding is either




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converted into Class A Common Stock or the beneficial ownership thereof is transferred by Mr. John Q. Hammons (other than to his estate or to the John Q. Hammons Revocable Living Trust) without his retaining the voting power.

                  (f) SUBDIVISIONS AND COMBINATIONS OF SHARES.

         If the Corporation in any manner subdivides or combines the outstanding shares of one class of Common Stock at a time when shares of the other class of Common Stock are outstanding, the outstanding shares of the other class of Common Stock will be likewise subdivided or combined.

         4.3 PREFERRED STOCK.

                  (a) ISSUANCE, DESIGNATIONS, POWERS, ETC.

         The Board of Directors expressly is authorized, subject to limitations prescribed by the Delaware General Corporation Law and the provisions of this Restated Certificate of Incorporation, to provide, by resolution and by filing a certificate of designations pursuant to the Delaware General Corporation Law, for the issuance from time to time of the shares of Preferred Stock in one or more series, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and other rights of the shares of each such series and to fix the qualifications, limitations, and restrictions thereon, including, but without limiting the generality of the foregoing, the following:

                  (i) the number of shares constituting that series and the distinctive designation of that series;

                  (ii) the dividend rate on the shares of that series, whether dividends shall be cumulative, and, if so, from which date or dates, and the relative rights of priority, if any, of payment of dividends on shares of that series;

                  (iii) whether that series shall have voting rights, in addition to the voting rights provided by law, and, if so, the terms such voting rights;

                  (iv) whether that series shall have conversion privileges, and, if so, the terms and conditions of such conversion, including provision for adjustment of the conversion rate in such events as the Board of Directors shall determine;

                  (v) whether or not the shares of that series shall be redeemable, and, if so, the terms and conditions of such redemption, including the dates upon or



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after which they shall be redeemable, and the amount per share payable in case of redemption, which amount may vary under different conditions and at different redemption dates:

                  (vi) whether that series shall have a sinking fund for the redemption or purchase of shares of that series, and, if so, the terms and amount of such sinking fund;

                  (vii) the rights of the shares of that series in the event of voluntary or involuntary liquidation, dissolution, or winding up of the Corporation, and the relative rights of priority, if any, of payment of shares of that series; and

                  (viii) any other relative powers, preferences, and rights of that series, and qualifications, limitation or restrictions on that series.

         (b) DISSOLUTION, LIQUIDATION, WINDING UP.

         In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of Preferred Stock of each series shall be entitled to receive only such amount or amounts as shall have been fixed by the certificate of designations or by the resolution or resolutions of the Board of Directors providing for the issuance of such series.

5. BOARD OF DIRECTORS.

         5.1 CLASSIFICATION.

         Except as otherwise provided in this Restated Certificate of Incorporation or a certificate of designations relating to the rights of the holders of any class or series of Preferred Stock, voting separately by class or series, to elect additional directors under specified circumstances, the number of directors of the Corporation shall be as fixed from time to time by or pursuant to the Bylaws of the Corporation. The directors, other than those who may be elected by the holders of any class or series of Preferred Stock voting separately by class or series, shall be classified, with respect to the time for which they severally hold office, into three classes. Class I, Class II and Class III, which shall be as nearly equal in number as possible, and shall be adjusted from time to time in the manner specified in the Bylaws of the Corporation to maintain such proportionality. The terms of each initial director in Class I, Class II and Class III shall commence upon the incorporation of the Corporation, except for Robert T. Jones, Jr., whose term as an initial director in Class III shall commence upon the initial issuance of Class A Common Stock. Each initial director in Class I, as specified below, shall hold office for a term expiring at


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the 1997 annual meeting of stockholders, each initial director in Class II, as specified below, shall hold office for a term expiring at the 1996 annual meeting of stockholders, and each initial director in Class III, as specified below, shall hold office for a term expiring at the 1995 annual meeting of stockholders. Notwithstanding the foregoing provisions of this Section 5.1, each director shall serve until such director's successor is duly elected and qualified or until such director's earlier death, resignation or removal. At each annual meeting of stockholders, the successors to the class of directors whose term expires at that meeting shall be elected to hold office for a term expiring at the annual meeting of stockholders held in the third year following the year of their election and until their successors have been duly elected and qualified or until any such director's earlier death, resignation or removal. The initial directors shall be classified as follows:

Class I                         John Q. Hammons
                                Daniel L. Early

Class II                        Jacqueline A. Dowdy
                                David B. Jones
                                William J. Hart

Class III                       Mel. J. Volmert
                                Robert T. Jones, Jr.


         5.2 REMOVAL

                  (a) Except as otherwise provided pursuant to the provisions of this Certificate of Incorporation or a certificate of designations relating to the rights of the holders of any class or series of Preferred Stock, voting separately by class or series, to elect directors under specified circumstances, any director or directors may be removed from office at any time, but only for cause (as defined in Section 5.2(b) hereof) and only at a meeting of stockholders by an affirmative vote of not less than 66-2/3% of the total number of votes of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, but only if notice of such proposal was contained in the notice of such meeting; provided, however, that so long as any Class B Common Stock is issued and outstanding (i) the vote required for such removal shall be an affirmative vote of a majority of the total number of votes of the then outstanding shares of stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, and (ii) such removal may be with or without cause. At lease 30 days prior to such special meeting of stockholders,

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written notice shall be sent to the director or directors whose removal will be considered at such meeting. Any vacancy in the Board of Directors resulting from any such removal or otherwise shall be filled only by vote of a majority of the directors then in office, although less than a quorum, and any directors so chosen shall hold office until the next election of the class for which such directors shall have been chosen and until their successors shall be elected and qualified or until any such director's earlier death, resignation or removal.

                  (b) For purposes of this Section 5.2 "cause" shall mean (i) conduct as a director of the Corporation or any subsidiary involving dishonesty of a material nature or (ii) criminal conduct (other than minor infractions and traffic violations) that relates to the performance of the director's duties as a director of the Corporation or any subsidiary.

         5.3 CHANGE OF AUTHORIZED NUMBER.

         In the event of any increase or decrease in the authorized number of directors, the newly created or eliminated directorships resulting from such increase or decrease shall be apportioned by the Board of Directors among the three classes of directors so as to maintain such classes as nearly equal as possible. No decrease in the number of directors constituting the Board of Directors shall shorten the term of any incumbent director.

         5.4 DIRECTORS ELECTED BY HOLDERS OF PREFERRED STOCK.

         Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Restated Certificate of Incorporation or a certificate of designations applicable thereto and such directors so elected shall not be divided into classes pursuant to this Section 5 unless expressly provided by the certificate of designations.

         5.5 LIMITATION OF LIABILITY.

         No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for any breach of fiduciary duty as a director, provided that this provision shall not eliminate or limit the liability of a director (a) for any breach of the director's duty of loyalty to the Corporation or its stockholder; (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; (c) for the types of liability set for in


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Section 174 of the Delaware General Corporation Law; or (d) for any transaction from which the director received any improper personal benefit. Any repeal or modification of this Section 5.5 by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

6. INDEMNIFICATION.

         To the extent permitted by law, the Corporation shall fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

         To the extent permitted by law, the Corporation may fully indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (whether civil, criminal, administrative or investigative) by reason of the fact that such person is or was an employee or agent of the Corporation, or is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

         The Corporation shall advance expenses (including attorneys' fees) incurred by a director or officer in advance of the final disposition of such action, suit or proceeding upon the receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that such director or officer is not entitled to indemnification. The Corporation may advance expenses (including attorneys' fees) incurred by an employee or agent in advance of the final disposition of such action, suit or proceeding upon such terms and conditions, if any, as the Board of Directors deems appropriate.


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7. SPECIAL MEETINGS.

         Special meetings of the stockholders may be called at any time but only by (a) the Chairman of the Board of the Corporation, or (b) a majority of the directors then in office.

8. ACTION WITHOUT A MEETING.

         During the Special Voting Period, any action required or permitted to be taken by the stockholders may be effected by unanimous written consent of the stockholders so long as such writing is delivered to the Corporation for inclusion in the Minute Book of the Corporation. Thereafter, any action required or permitted to be taken by the stockholders of the Corporation must be effected at a duly called annual or special meeting of shareholders, and may not be effected by any consent in writing by such stockholders.

9. CRITERIA FOR EVALUATING CERTAIN OFFERS.

         The Board of Directors, when evaluating any offer of another party to
(a) make a tender or exchange offer for any equity security of the Corporation,
(b) merge or consolidate the Corporation with another institution, or (c) purchase or otherwise acquire all or substantially all of the properties and assets of the Corporation, shall, in connection with the exercise of its judgment in determining what is in the best interests of the Corporation and its stockholders, be authorized to give due consideration to any such factors as the Board of Directors determines to be relevant, including, without limitation:

         (i)  the interests of the stockholders of the Corporation;

         (ii) the consideration being offered in the proposed transaction, in relation to the then current market price for the outstanding capital stock of the Corporation, the market price for the outstanding capital stock of the Corporation, the market price for the capital stock of the Corporation over a period of years, the estimated price that might be achieved in a negotiated sale of the Corporation as a whole or in part or through orderly liquidation, the premiums over market price for the securities of other corporations in similar transactions, current political, economic and other factors bearing on securities prices and the Corporation's financial condition and estimated future value as an independent entity; and

         (iii) the social, legal and economic effects upon employees of the Corporation and the communities in which the Corporation conducts its business.


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In connection with any such evaluation, the Board of Directors is authorized to conduct such investigations and engage in such legal proceedings as the Board of Directors may determine.

10. COMPROMISE OR ARRANGEMENT CLAUSE.

         Whenever a compromise or arrangement is proposed between the Corporation and its creditors or any class of them and/or between the Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of the Corporation or of any creditor or stockholder thereof or on the application of any receiver or receivers appointed for the Corporation under
Section 291 of the Delaware General Corporation Law or on the application of trustees in dissolution or of any receiver or receivers appointed for the Corporation under Section 279 of the Delaware General Corporation Law order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of the Corporation, as the case may be, agree to any compromise or arrangement and to any reorganization of the Corporation as a consequence of such compromise or arrangement, the said compromise or arrangement and the reorganization shall, if sanctioned by the court to which the said application has been made, be binding on all the creditors or class of creditors, and/or on all the stockholders or class of stockholders of the Corporation, as the case may be, and also on the Corporation.

11. AMENDMENT OF RESTATED CERTIFICATE OF INCORPORATION.

         The provisions of this Restated Certificate of Incorporation may be amended or repealed upon the affirmative vote of a majority of the total number of votes of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class; provided, however, that if there are then any shares of Class B Common Stock issued and outstanding, the affirmative vote of 66-2/3% of the total number of votes of the then outstanding shares of capital stock of the Corporation entitled to vote generally in the election of directors shall be required to amend or repeal, or to adopt any provision inconsistent with the purpose or intent of Sections 6, 7, 8 and 9 hereof and this Section 11. Notice of any such proposed amendment shall be contained in the notice of the meeting at which it is to be considered. Subject to the provisions set forth herein, the Corporation reserves the right to amend or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed by law.










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11. AMENDMENT OF BYLAWS

         In furtherance and not in limitation of the powers conferred by the Delaware General Corporation Law, the Board of Directors is expressly authorized and empowered to adopt, amend and repeal the Bylaws of the Corporation, except that the Board of Directors may not amend or repeal any provision in the Bylaws if (i) such provision, was previously amended by the stockholders in accordance with the Bylaws or (ii) such amendment is inconsistent with this Restated Certificate of Incorporation.




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         IN WITNESS WHEREOF, said John Q. Hammons Hotels, Inc. has caused this
Certificate to be signed by its Chairman of the Board and its Secretary, this 16th day of November, 1994.



                                                    JOHN Q. HAMMONS HOTELS, INC.


                                                    /s/ John Q. Hammons
                                                    ----------------------------
                                                    John Q. Hammons
                                                    Chairman of the Board


ATTEST:


/s/ Jacqueline A. Dowdy
--------------------------
Jacqueline A. Dowdy
Secretary

























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